UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2013, Advanced Photonix, Inc. (“API” or the “Company”) and its newly formed Canadian subsidiary, Advanced Photonix Canada, Inc. (“API Canada” and together with API, the “Purchasers”) entered into an Asset Purchase Agreement (the “APA”) with Silonex Inc. (“Silonex”) and its sole shareholder, Arcas Automotive Group (Luxco 1) S.À R.L. (“Arcas”), pursuant to which Purchasers acquired the non-automotive business (the “Business”) of Silonex (the “Acquisition”) in exchange for a cash payment of $900,000. The Acquisition, which closed March 1, 2013, includes the acquisition of select assets, and the assumption of select liabilities, related to the Business, which provides products for the Industrial Controls, Banking, Vending, Medical and Telecommunications markets.

The Purchasers and Silonex made customary representations, warranties and covenants in the APA. The APA also provides for bilateral indemnification by the Purchasers and Silonex with respect to breaches of certain representations or warranties, breaches of covenants and certain specified matters subject to, in the case of Silonex, a $135,000 indemnity cap.

There are no material relationships between the Purchasers or their respective affiliates and Arcas or Silonex, other than with respect to the APA.

The foregoing summary of the APA does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the APA, a copy of which is filed herewith as Exhibit 2.1 and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
2.1	Asset Purchase Agreement by and among Advanced Photonix, Inc., Advanced Photonix Canada, Inc. (f/k/a 8348855 Canada Inc.), Silonex Inc. and Arcas Automotive Group (Luxco 1) S.À R.L. dated March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.
By:	/s/ Jeff Anderson
Jeff Anderson, Chief Financial Officer

Dated:  March 7, 2013

EXHIBIT INDEX

2.1	Asset Purchase Agreement by and among Advanced Photonix, Inc., Advanced Photonix Canada, Inc. (f/k/a 8348855 Canada Inc.), Silonex Inc. and Arcas Automotive Group (Luxco 1) S.À R.L. dated March 1, 2013.